UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2008

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

Five Greenwich Office Park
Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On June 9, 2008, United Rentals, Inc. (“Holdings”), United Rentals (North America), Inc. (“the Company”) and certain of their subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., UBS Securities LLC, UBS AG Canada Branch, Wachovia Bank, National Association, Wachovia Capital Finance Corporation (Canada), Wells Fargo Foothill, LLC and the other lenders party thereto. The Credit Agreement provides for a five-year $1.25 billion senior secured asset-based revolving credit facility (the “ABL Facility”), a portion of which is available for borrowing in Canadian Dollars. The ABL Facility is subject, among other things, to the terms of a borrowing base derived from the value of eligible rental equipment and eligible inventory. The borrowing base is subject to certain reserves and caps customary for financings of this type. If at any time the aggregate amounts outstanding under the ABL Facility exceed the borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made. The terms of the ABL Facility provide that the Company is required to prepay loans with net cash proceeds from certain types of asset sales or casualty proceeds. The Company has the right to prepay loans under the ABL Facility in whole or in part at any time. Amounts prepaid may be reborrowed. All amounts borrowed under the Credit Agreement must be repaid on or before June 7, 2013. In connection with entering into the Credit Agreement, the Company repaid the approximately $328 million and C$138 million outstanding under the Company’s former revolving credit facility and term loan, which were terminated.

Loans under the Credit Agreement bear interest, at the Company’s option: (i) in the case of loans in U.S. Dollars, at a rate equal to the London interbank offered rate or an alternate base rate, in each case plus a spread, or (ii) in the case of loans in Canadian Dollars, at a rate equal to the Canadian prime rate or an alternate rate (BA Rate), in each case plus a spread. The interest rates under the Credit Agreement are subject to change based on a total consolidated leverage ratio (a measurement of the Company’s total debt to adjusted EBITDA). A commitment fee accrues on any unused portion of the commitments under the Credit Agreement at a rate per annum based on usage.

Ongoing extensions of credit under the Credit Agreement are subject to customary conditions, including sufficient availability under the borrowing base. The Credit Agreement also contains covenants that require the Company to satisfy various financial tests and to maintain certain financial ratios. In addition, the Credit Agreement contains customary negative covenants applicable to Holdings, the Company and their subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) incur additional indebtedness or engage in certain other types of financing transactions, (ii) allow certain liens to attach to such entities’ assets, (iii) repurchase or pay dividends or make certain other restricted payments on capital stock and certain other securities, or prepay certain indebtedness, and (iv) make acquisitions and investments unless certain financial and other conditions are satisfied.

The U.S. Dollar borrowings under the Credit Agreement are secured by substantially all of Holdings’ assets and substantially all of the assets of certain of its U.S. subsidiaries (other than real property and certain accounts receivable). The U.S. Dollar borrowings under the Credit Agreement are guaranteed by Holdings and the Company and, subject to certain exceptions, their domestic subsidiaries. Borrowings under the Credit Agreement by the Company’s Canadian subsidiaries are also secured by substantially all the assets of the Company’s Canadian subsidiaries and supported by guarantees from the Canadian Subsidiaries.

The Credit Agreement also includes other covenants, representations, warranties, indemnities and events of default, that are customary for facilities of this type, including events of default relating to a change of control.

The foregoing description of the Credit Agreement is qualified in its entirety by the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference.

Purchase Agreement

On June10, 2008, Holdings entered into an agreement (the “Purchase Agreement”) with Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, “Apollo”) and J.P. Morgan Partners (BHCA), L.P. (“Chase”; collectively with Apollo, the “Sellers”), under which Holdings purchased from the Sellers all outstanding shares of Holdings’ Series C and Series D Preferred Stock (collectively, the “Preferred Stock”), which consisted of 300,000 shares of Series C Perpetual Convertible Preferred Stock, par value $.01 per share; 105,252 shares of Series D-1 Perpetual Convertible Preferred Stock, par value $.01 per share; and 44,748 shares of Series D-2 Perpetual Convertible Preferred Stock, par value $.01 per share. The aggregate purchase price paid by Holdings for the Preferred Stock was $678,704,606, of which $425,000,000 was paid through the issuance by Holdings to the Sellers of 14% Senior Notes (the “Notes”) due 2014.  The Preferred Stock was retired by Holdings following the repurchase.

Pursuant to the Purchase Agreement, the Sellers agreed not to tender any shares of Holdings’ common stock they may hold into the tender offer that Holdings announced on June 10, 2008. In addition, the Sellers agreed, subject to certain exceptions, to specified standstill provisions for a period of two years.

In connection with the Purchase Agreement, Leon Black and Michael Gross, the two directors on the Board of Directors of United Rentals, Inc. who were designated pursuant to the terms of the Series C Preferred Stock (the “Preferred Designated Directors”), resigned from the Board. The Purchase Agreement provides that, for a period of six years, Holdings shall not materially amend the terms of the indemnifications and limitations of liability applicable to the outgoing Preferred Designated Directors and Holdings shall maintain in effect directors’ and officers’ liability insurance covering each Preferred Designated Director for acts or omissions occurring prior to the closing of the Purchase Agreement on terms no less favorable than those applicable to directors who are not Preferred Designated Directors.

The foregoing description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated into this Item 1.01 by reference.

Indenture

On June 10, 2008, Holdings entered into an indenture (the “Indenture”) with The Bank of New York, as trustee (the “Trustee”). Under the Indenture, the Company authorized the creation of an issue of 14% Senior Notes due 2014 (the “Notes”) in an aggregate principal amount of $425,000,000. The Notes will bear interest at a rate of 14% per annum payable semiannually in arrears on each June 15 and December 15, with interest payments commencing December 15, 2008. The Notes will mature on June 15, 2014. At any time, Holdings, at its option, may redeem the Notes at 100% of the principal amount outstanding plus any accrued and unpaid interest.

The Indenture contains covenants which, among other things, limit Holdings’ and its subsidiaries’ ability to incur indebtedness, make certain restricted payments, issue preferred stock, enter into transactions with affiliates, create or incur liens, dispose of the proceeds of asset sales and restrict their ability to pay dividends and enter into sale/leaseback transactions. These covenants include exceptions that would allow Holdings to engage in these activities under certain conditions. The Indenture also requires that Holdings, in the event of a Change in Control (as defined in the Indenture), must make an offer to purchase all of the then outstanding Notes tendered at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon. Furthermore, the Indenture also requires that Holdings will cause each domestic subsidiary that guarantees any Indebtedness (as defined in the Indenture) of Holdings or any subsidiary guarantor of Holdings’ Indebtedness of which Holdings or such guarantor is the primary obligor to guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

If an Event of Default (as defined in the Indenture) has occurred and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare the principal amount of the Notes and any accrued and unpaid interest thereon through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon shall automatically become and be immediately due and payable.

The foregoing description of the Indenture and the Notes is qualified in its entirety by the Indenture and the form of Notes, copies of which are filed as Exhibit 4.1 and 4.2, respectively, to this report and are incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, Holdings entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of June 10, 2008, with the Sellers. Under the Registration Rights Agreement, Holdings has agreed to use its reasonable best efforts to prepare and, not later than 366 days after the date on which the Sellers acquire the Notes pursuant to the Purchase Agreement, file with the Securities and Exchange Commission (“the Commission”) a registration statement (“Exchange Offer Registration Statement”) with respect to a proposed offer by Holdings (the “Registered Exchange Offer”) to exchange outstanding Transfer Restricted Securities (as defined in the Registration Rights Agreement), if any, for debt securities of Holdings issued under the Indenture and registered under the Securities Act of 1933 (the “Securities Act”).  Transfer Restricted Securities do not include, among other things, any Notes after the date that they become saleable pursuant to Rule 144 under the Securities Act.

Holdings shall use its reasonable best efforts to (i) cause such Exchange Offer Registration Statement, if required, to become effective under the Securities Act within 426 days after the date on which the Sellers acquire the Notes and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date on which the notice of the Registered Exchange Offer is mailed to the holders of Transfer Restricted Securities.

Under certain circumstances, Holdings will be required to pay additional interest, subject to certain limitations, to the holders of the Notes, including if (i) it fails to comply with its obligations to file a registration statement required by the Registration Rights Agreement to be filed with the Commission on or prior to the applicable filing deadline, (ii) any registration statement required by the Registration Rights Agreement is not declared effective by the Commission on or prior to the applicable deadline, or (iii) the Registered Exchange Offer has not been consummated on or prior to the applicable deadline.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this report and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with its entry into the Credit Agreement, on June 9, 2008, the Company repaid the approximately $328 million and C$138 million outstanding under the Company’s $1.55 billion credit facility with JPMorgan Chase Bank, as Agent (the “Former Facility”), the revolver portion of which was scheduled to mature in February 2009. The Former Facility was terminated following such repayment. There were no prepayment penalties related to terminating the Former Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 9, 2008, Holdings and the Company entered into the Credit Agreement, as more fully described in Item 1.01 of this report.

On June 10, 2008, Holdings issued $425 million aggregate principal amount of the Notes. Additional terms and conditions of the Notes and the Indenture pursuant to which the Notes were issued are contained in Item 1.01 of this report and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Leon D. Black and Michael S. Gross, the two directors designated pursuant to the terms of the previously outstanding Series C Preferred Stock, resigned from our Board of Directors on June 10, 2008 in connection with our repurchase of the Preferred Stock pursuant to the Purchase Agreement.

Item 7.01	Regulation FD Disclosure

In connection with its repurchase of the Preferred Stock, Holdings expects to incur a one-time charge of approximately $235 million that will be recorded as a reduction of income available to common stockholders, although the actual impact will depend on a number of factors, including the amount of common stock repurchased in the Tender Offer (defined below), the price paid for such repurchased shares and the interest cost of the debt funding the share repurchases.  In addition, Holdings anticipates that it will incur a charge of approximately $7 million related to the write-off of certain foreign tax credits that are no longer expected to be realized.

Item 8.01	Other Events

On June 10, 2008, United Rentals, Inc. announced its plans to commence a “modified Dutch auction” tender offer (the “Tender Offer”) in which it intends to offer to purchase up to 27,160,000 shares of its common stock at a price not less than $22.00 nor greater than $25.00 per share.

A copy of Holdings’ press release issued on June 10, 2008 announcing its intention to commence the Tender Offer, as well as certain of the matters set forth in Item 1.01 of this report, is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

               (d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of June 10, 2008, between United Rentals, Inc. and the Bank of New York, as trustee, with respect to 14% Senior Notes due 2014.

Exhibit 4.2	Form of United Rentals, Inc. 14% Senior Notes due 2014 (included in Exhibit 4.1 hereto).

Exhibit 10.1

Credit Agreement, dated June 9, 2008, by and among United Rentals, Inc., United Rentals (North America), Inc., certain of their subsidiaries, Bank of America, N.A., UBS Securities LLC, UBS AG Canada Branch, Wachovia Bank, National Association, Wachovia Capital Finance Corporation (Canada), Wells Fargo Foothill, LLC and the other lenders party thereto.

Exhibit 10.2	Purchase Agreement, dated as of June 10, 2008, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and J.P. Morgan Partners (BHCA), L.P.

Exhibit 10.3	Registration Rights Agreement, dated as of June 10, 2008, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and J.P. Morgan Partners (BHCA), L.P.

Exhibit 99.1	Press Release of United Rentals, Inc. dated June 10, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of June 10, 2008, between United Rentals, Inc. and the Bank of New York, as trustee, with respect to 14% Senior Notes due 2014.

Exhibit 4.2	Form of United Rentals, Inc. 14% Senior Notes due 2014 (included in Exhibit 4.1 hereto).

Exhibit 10.1

Credit Agreement, dated June 9, 2008, by and among United Rentals, Inc., United Rentals (North America), Inc., certain of their subsidiaries, Bank of America, N.A., UBS Securities LLC, UBS AG Canada Branch, Wachovia Bank, National Association, Wachovia Capital Finance Corporation (Canada), Wells Fargo Foothill, LLC and the other lenders party thereto.

Exhibit 10.2	Purchase Agreement, dated as of June 10, 2008, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and J.P. Morgan Partners (BHCA), L.P.

Exhibit 10.3	Registration Rights Agreement, dated as of June 10, 2008, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and J.P. Morgan Partners (BHCA), L.P.

Exhibit 99.1	Press Release of United Rentals, Inc. dated June 10, 2008.